Exhibit 4.1


NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                               [$MONTHLY AMOUNT]
                                                                       NO. _____

                           PREMIER LASER SYSTEMS, INC.
                              CONVERTIBLE DEBENTURE
                             DATED NOVEMBER 22, 1999

         FOR VALUE RECEIVED, Premier Laser Systems, Inc., a California corporation, having a principal place of business at 3 Morgan, Irvine, California 92618 (the "COMPANY") promises to pay to [Creditor], a [State of Incorporation] corporation (the "HOLDER"), the principal sum of [Monthly Amount] on the later of December 31, 1999 or the date of effectiveness of a registration statement filed with the Securities and Exchange Commission which registers the resale of the Common Stock into which this Debenture is convertible, but no later than February 21, 2000 (the "MATURITY DATE"). The Company shall not be required to pay interest to the Holder on such principal sum. This Debenture is one of [Required Number] debentures in the aggregate amount of [Total Amount] (hereinafter collectively or individually the "DEBENTURES").

         This Debenture is subject to the following additional provisions:

         SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         SECTION 2. This Debenture has been issued subject to certain investment representations of the Holder set forth in a separate agreement being entered into concurrently with this Debenture, and may be transferred or exchanged only in compliance with applicable securities laws. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 7) in whose name this Debenture is duly registered on the Company's books as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3. EVENTS OF DEFAULT.

                  (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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                           (i) any default in the payment of the principal of
                  any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

                           (ii) the Company shall fail to observe or perform any
                  other covenant, agreement or warranty contained in, or otherwise commit any breach of any of, this Debenture, and unless otherwise provided herein such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

                           (iii) the Company or any of its subsidiaries (for
                  purposes of this subsection (iii), "subsidiary" shall mean a subsidiary of the Company representing 5% or more of the consolidated revenues of the Company and its consolidated subsidiaries for the last fiscal year of the Company prior to any of the events contemplated in this paragraph) shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                           (iv) the Common Stock shall be either delisted from
                  the NASDAQ or suspended from trading on the NASDAQ without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted for five
                  (5) consecutive Trading Days or eight (8) Trading Days in the aggregate (which need not be consecutive days);

                           (v) the Company shall fail for any reason to deliver
                  certificates to a Holder prior to the twelfth (12th) day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof;

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                  (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with other amounts owing in respect thereof, to the date of acceleration shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the entire unpaid principal amount of this Debenture. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  (c) If the Company has not registered the resale by Holder of the Common Stock into which this Debenture is convertible under the Securities Act of 1933, as amended, on or prior to that date ninety
         (90) days from the date of this Debenture, the Holder will have the option to require the Company to immediately repay upon expiration of such ninety (90) day period or refusal of registration by the SEC, whichever is earlier, the outstanding principal balance of the Debentures in monthly installments. Such payments will be made retroactively to July 1, 1999, with the first monthly payment being [Monthly Amount] and the remainder being [Monthly Amount] per month, i.e., the amounts for monthly payments between July 1, 1999 and the date of such obligation to pay the outstanding balance in monthly installments shall be immediately due and payable with the remainder of such payments to be made on the first of the following months until the principal balance of the Debentures has been fully paid.

         SECTION 4. CONVERSION.

                  (a) (i) CONVERSION AT OPTION OF HOLDER. This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, by the Conversion Price. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as EXHIBIT A (a "CONVERSION NOTICE") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

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                      (ii) CERTAIN CONVERSION RESTRICTIONS

                               (A) If the Common Stock is then listed for
                           trading on the NASDAQ or the Nasdaq SmallCap Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of 3,184,676 shares of Common Stock upon conversions of Debentures or as payment of interest thereon in shares of Common Stock, which number shall be subject to adjustment pursuant to Sections 4(c)(ii), (iii), (v), (vi) and (x) (such number of shares, the "ISSUABLE MAXIMUM"). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the issuance of this Debenture. If on any Conversion Date (A) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market,
                           (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures held by Holder, together with any shares of Common Stock previously issued upon conversion of Debentures would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained any vote of shareholders that may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "EXCESS PRINCIPAL"), the converting Holder shall have the option to require the Company to pay cash to the converting Holder in an amount equal to the Conversion Price for all shares of Common Stock constituting the Excess Principal (the "MANDATORY PREPAYMENT AMOUNT"). If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section, the Company will pay interest thereon at a rate of 15% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

                  (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required under applicable securities laws) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to the limitations set forth in Section 4(a)(ii) hereof), and (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted; PROVIDED, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the

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                  Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                      (ii) If the Company fails to deliver to the Holder
                  such certificate or certificates pursuant to Section 4(b)(i), by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                           (iii) In addition to any other rights available to
                  the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of
                  (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and
                  (B) at the option of the Holder, either reissue Debentures in principal amount equal the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the

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                  Company to make payment in respect of a Buy- In for the
                  failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
                  Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                  (c) (i) The conversion price (the "CONVERSION PRICE") in effect on any Conversion Date shall be the closing sale price of the Common Stock on the Conversion Date which must be a Trading Day. Notwithstanding the foregoing, the Conversion Price shall not be less than the Floor (as defined in Section
                  7) for so long as the Floor remains in effect in accordance with Section 6; PROVIDED, that the Floor shall be subject to reduction due to operation of this Section 4(c).

                           (ii) In case of any reclassification of the Common
                  Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                           (iii) All calculations under this Section 4 shall be
                  made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (iv) If (A) the Company shall declare a special
                  nonrecurring cash dividend on or a redemption of the Common Stock; (B) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (C) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall give notice to the Holders as provided in subsection (g) below at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the

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                  failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The failure to provide such notice shall constitute an Event of Default under
                  Section 3(a)(ii) above unless the Holder is otherwise provided the opportunity, upon conversion, to receive the dividend, redemption rights, subscription rights or warrants, voting or approval rights, securities or other consideration that would be payable or provided to Holder had Holder converted the Debentures into Common Stock prior to the consummation of any of the actions or events identified in clauses (A) through (D) above. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (v) In case of any (1) merger or consolidation of the
                  Company with or into another Person that would constitute a Change of Control Transaction, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, or
                  (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then a Holder shall have the right to (A) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, (B) in the case of a merger or consolidation, (x) require the surviving entity to issue convertible debentures in a principal amount equal to the aggregate principal amount of Debentures then held by such Holder, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein, and
                  (y) simultaneously with the issuance of such convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, or (C) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange its aggregate principal amount of Debentures for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and such Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (B), the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as to continue to give the Holders of Debentures the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

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                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if a Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the market value of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 3 Morgan, Irvine, California 92618 (facsimile number (949) 859-5241), attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to Rutan & Tucker, LLP, 611 Anton Boulevard, Costa Mesa, CA 92626 (facsimile number (714) 546-9035), attention Thomas G. Brockington, Esq. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder, with a copy to [Name and Address] (facsimile number [___________]). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:00 p.m. (California time),
         (ii) the date after the date of transmission, if such notice or

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         communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date,
         (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for any notices or copies of notices required under this section (g) may be changed by a written notice conforming to the requirements of this subsection (g).

         SECTION 5. OPTIONAL PREPAYMENT.

                  (a) The Company shall have the right, exercisable at any time and from time to time in accordance with the terms hereof, upon five
         (5) business day's notice to the Holder, to prepay all or any portion of the outstanding principal amount of this Debenture which have not previously been repaid or for which Conversion Notices have not previously been delivered. The prepayment price shall be paid in cash. Any such prepayment shall be free of any claim of subordination. The Holder shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of such one day period.

         SECTION 6. MANDATORY PREPAYMENT/ELIMINATION OF FLOOR.

                  (a) If the Conversion Price for twenty-one (21) consecutive days shall be equal to or below $1.50, the Holder may, at any time thereafter, deliver a notice to the Company (the "HOLDER NOTICE") requiring the Company to act in accordance with the immediately following sentence. Within three (3) Business Days after delivery of the Holder Notice under this Section 6(a), the Company shall notify the Holder of its election to either (i) prepay the entire outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered no later than ten (10) Business Days from such election, or
         (ii) discontinue and remove permanently the Floor. The Company shall honor Conversion Notices delivered prior to the expiration of the three
         (3) Business Day period contemplated by this Section 6(a), provided, that such conversions shall be subject to the Floor. A failure of the Company to timely elect under this Section 6(a) shall be deemed an election to discontinue permanently the Floor.

         SECTION 7. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Montana or the State of California are authorized or required by law or other government action to close.

                  "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of
         (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 3d-5(b)(1) promulgated under the Exchange Act) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 60% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Class A Common Stock, no par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FLOOR" means $1.50.

                  "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed on the NASDAQ or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Debentures.

         SECTION 8. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof. The Company represents and warrants that the issuance of the Debentures to BSLT is not now, and will not be in the future, a fraudulent conveyance as defined by applicable law and that the issuance of the Debentures will not otherwise give rise to a claim by any other of the creditors of PLSI or affiliated entities to set aside and/or recover the Debentures for the benefit of such creditors.

         SECTION 9. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         SECTION 10. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         SECTION 11. This Debenture shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the County of Orange, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         SECTION 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         SECTION 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 15. In the event either the Holder or Company commences litigation to enforce the provisions of this Debenture, the prevailing party in such litigation shall be entitled to be reimbursed for all of its reasonable attorneys' fees and costs incurred in connection with such action.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                       PREMIER LASER SYSTEMS, INC.


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

ATTEST:



By:__________________________________

Name:________________________________

Title:_______________________________

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of Class A Common Stock, no par value per share (the "Common Stock"), of Premier Laser Systems, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.


Conversion calculations:
                                  ______________________________________________
                                  Date to Effect Conversion


                                  ______________________________________________
                                  Principal Amount of Debentures to be Converted


                                  ______________________________________________
                                  Number of shares of Common Stock to be Issued


                                  ______________________________________________
                                  Applicable Conversion Price


                                  ______________________________________________
                                  Signature


                                  ______________________________________________
                                  Name


                                  ______________________________________________
                                  Address